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                                  EXHIBIT 10(a)

                             DIRECTORS DEFERRAL PLAN

1.       Purpose of the Plan.

         The purpose of this Directors Deferral Plan (the "Plan") is to attract and retain the services of well-qualified directors who are not employees of Ideon Group, Inc. (the "Company") by providing directors with flexibility in the form of payment of annual retainers and meeting fees. The Plan provides for non-employee directors to elect to defer receipt of all or a portion of their cash retainer or meeting fees.

2.       Definitions.

         For purposes of the Plan, the following capitalized terms shall have the meanings set forth below:

         2.0 "Board" means the Board of Directors of the Company.

         2.1 "Change in Control" means the occurrence during the term of the Plan of any one of the following events: (i) when the Company acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than an employee benefit plan established or maintained by the Company or any of its affiliates, is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Company representing 25% or more of the total combined voting power of the Company's then-outstanding securities, (ii) upon the first purchase of the Company's common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company or an employee benefit plan established or maintained by the Company or any of its affiliates), (iii) upon the approval by the Company's stockholders of (A) a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any capital reorganization or reclassification or other change in the Company's then-outstanding shares of common stock), (B) a sale or disposition of all or substantially all of the Company's assets or (C) a plan of liquidation or dissolution of the Company, or (iv) if during any period of two
(2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least two-thirds thereof, unless the election or nomination for the election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; provided however, that notwithstanding the above, a "Change in Control" shall not be deemed to occur if the foregoing events are approved by a vote of at least a majority of the directors then still in office who were directors on the date immediately after the date the Plan was adopted.

         2.2 "Code" means the Internal Revenue Code of 1986, as amended.

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         2.3 "Committee"  means the Compensation  Committee of the Board or such other committee as may be designated from time to time by the Board.

         2.4 "Eligible Director" means any person who is a member of the Board and who is not an employee, full time or part time, of the Company.

         2.5 "Exchange Act" means the Securities Exchange Act 1934, as amended.

         2.6 "Plan" means this Directors Deferral Plan.

3.       Administration of the Plan.

         The Committee shall administer the Plan and shall have authority to adopt such rules and regulations, and to make such determinations as are not inconsistent with the Plan and are necessary or desirable for its implementation and administration.

4.       Termination and Amendment of the Plan.

         The Plan shall become effective upon its adoption by the Board unless sooner terminated in accordance with the terms hereof. The Board may terminate, amend, modify or suspend the Plan at any time and from time to time in such respects as the Board may deem advisable, subject to any stockholder or regulatory approval required by law or regulation.

5.       Deferral of Fees and Retainer.

         5.0 Election to Defer. Any Eligible Director may elect to defer receipt of a fixed percentage or fixed amount of the annual retainer and/or meeting fees payable to such director. Such election to defer receipt of the retainer and/or meeting fees must be received in writing by the administrator of the Plan prior to the payment of the scheduled quarterly retainer or prior to any meeting at which such meeting fees will be earned, and may specify whether the total amount deferred at the election of such director (the "Deferred Amount") shall be paid
(a) in a lump sum or (b) over a period of five, ten, fifteen or twenty years, from the date the Deferred Amount and any interest thereon would otherwise become payable. The election pursuant to (a) or (b) above shall apply to all Deferred Amounts. Any election to defer receipt of the retainer and/or fees shall continue in effect until revoked in writing by the director. The Deferred Amount and any interest thereon become payable upon the later of the director's termination of service to the Company or upon reaching 65 years of age.
Notwithstanding the foregoing, the Deferred Amount and any interest thereon shall immediately become payable in accordance with the director's election upon a Change in Control.

         5.1 Interest on Deferred Amounts. The Company shall pay to a director participating in the Plan a further sum of money equal to the interest accrued on the Deferred Amount. The Deferred Amount shall accrue simple interest, commencing at the end of the calendar quarter for which the Deferred Amount would have been payable, at a rate equal to the quarterly long term "applicable federal rate" (as defined in



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Section  1274(d) of the Code) in effect at the end of each  calendar  quarter to the date of actual payment. Such interest shall be computed on the basis of a 360 day year consisting of twelve thirty day months.

         5.2 Rights in Deferred Amounts. Any rights to the Deferred Amount and any interest thereon created under the Plan shall be unsecured contractual rights of participants in the Plan and their beneficiaries against the Company and will be subject to the claims of the Company's general creditors under federal and state law.

         5.3 Timing of Distributions. Any distributions of the Deferred Amount and any interest thereon shall be paid on the first January 15 after such Deferred Amount and interest become payable in accordance with Section 5.0. If an election is made pursuant to Section 5.0(b) to receive the Deferred Amount and interest in equal annual installments, the initial annual installment shall be paid on the first January 15 after the Deferred Amount and interest become payable and all succeeding annual installments shall be paid on January 15 of each succeeding year. If January 15 is not a business day for any given year, distributions shall be paid on the next succeeding business day.

6.       Limitation of Liability.

         As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to confer any right on any person at any time to continued service to the Company.

7.       Effective Date and Term.

         The Plan shall be effective as of the date of its adoption by the Board, and shall remain in effect until amended or terminated by action of the Board.

8.       Withholding.

         Whenever the Company proposes or is required to distribute any Deferred Amount an interest pursuant to Sections 5.0 or 5.1 of the Plan, the Company shall have the right to require the director to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax liability prior to the delivery of any such distribution. The Company, at its option, may make any distributions net of an amount of cash sufficient to satisfy any such federal, state or local withholding tax liability.

9.       Governing Law.

         The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Florida.